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                                                                    EXHIBIT 21.1



SUBSIDIARIES

                                                                              Percentage
   Name                                               Jurisdiction           of Ownership
   ----                                               ------------           ------------
   PLC/Novi West LLC                                  Delaware                       10%
   Ramco/Shenandoah LLC                               Delaware                       40%
   Ramco/West Acres LLC                               Delaware                       40%
   S-12 Associates                                    Michigan                       50%
   28th Street Kentwood Associates                    Michigan                       50%
   East Town Plaza, LLC                               Delaware                      100%
   East Town Plaza Holdings Corp.                     Delaware                      100%
   North Lakeland Properties, Inc.                    Michigan                      100%
   Novi West Development L.L.C.                       Michigan                      100%
   Ramco Acquisitions, L.L.C.                         Michigan                      100%
   Ramco Acquisitions II, L.L.C..                     Michigan                      100%
   Ramco Acquisitions IV, L.L.C.                      Michigan                      100%
   Ramco Auburn Hills Acquisitions, Inc.              Michigan                      100%
   Ramco Cox Creek, LLC                               Michigan                      100%
   Ramco Crofton Plaza, LLC                           Maryland                      100%
   Ramco Gaines LLC                                   Michigan                      100%
   Ramco-Gershenson, Inc. and Subsidiary              Michigan                      100%
   Ramco Madison Center, LLC                          Michigan                      100%
   Ramco Properties Associates Limited Partnership    Michigan                      100%
   Ramco Properties GP, L.L.C.                        Michigan                      100%
   Ramco Roseville Plaza, LLC                         Michigan                      100%
   Ramco SPC, Inc                                     Michigan                      100%
   Ramco SPC II, Inc.                                 Michigan                      100%
   Ramco Virginia Management L.L.C.                   Michigan                      100%
   Ramco/Coral Creek Manager, LLC                     Michigan                      100%
   Ramco/Cox Creek, LLC                               Michigan                      100%
   Ramco/Crossroads at Royal Palm, LLC                Michigan                      100%
   Ramco/Crossroads at Royal Palm, Manager, LLC       Michigan                      100%
   Ramco/Shenandoah Managing Member LLC               Michigan                      100%
   Ramco/West Oaks II-Spring Meadows, LLC             Michigan                      100%
   Ramco/WOII-SM Manager, LLC                         Michigan                      100%
   Ramco-Gershenson Properties, L.P                   Delaware                      100%
   RG Naples, LLC                                     Michigan                      100%
   Rossford Development LLC                           Delaware                      100%
   RPT/INVEST, LLC                                    Delaware                      100%
   RPT/INVEST II, LLC                                 Delaware                      100%





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